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                                                                     EXHIBIT 1.1

                                                                  EXECUTION COPY





                     TROPICAL SPORTSWEAR INT'L CORPORATION

                                  $100,000,000

                    11% Senior Subordination Notes Due 2008




                               PURCHASE AGREEMENT


                                                                 June 18, 1998


PRUDENTIAL SECURITIES INCORPORATED
One New York Plaza
New York, New York  10292

Ladies and Gentlemen:

       1. Introductory. Tropical Sportswear Int'l Corporation, a Florida corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to Prudential Securities Incorporated (the "Initial Purchaser") $100,000,000 aggregate principal amount of its 11% Senior Subordinated Notes Due 2008 (the "Notes"). The Notes will be fully and unconditionally guaranteed on a senior subordinated basis by all existing domestic subsidiaries of the Company (the "Subsidiary Guarantors"). Each Subsidiary Guarantor is listed on Schedule I hereto. The Notes are to be issued under an indenture, to be dated as of June 24, 1998 (the "Indenture"), by and among the Company, the Subsidiary Guarantors and SunTrust Bank, Atlanta, as trustee (the "Trustee").

       Pursuant to an Agreement and Plan of Merger dated May 1, 1998 (the "Merger Agreement") by and among the Company, Foxfire Acquisition Corp. ("Foxfire") and Farah Incorporated ("Farah"), Foxfire, a wholly owned subsidiary of the Company, commenced a tender offer (the "Tender Offer") to purchase all of the outstanding shares of common stock, no par value per share, of Farah (the "Shares"). The Tender Offer was consummated on June 10, 1998. Pursuant to the Merger Agreement, as soon as practicable after the completion of the Tender Offer, Foxfire will be merged with and into Farah and Farah will become a wholly owned subsidiary of the Company (the "Merger" and, together with the Tender Offer, the "Farah Acquisition"). It is acknowledged and agreed that, unless the context otherwise requires, for purposes of this Agreement,
(i) all references herein to any subsidiary or subsidiaries of the Company shall include Farah and its subsidiaries and (ii) the term "subsidiary" shall mean any corporation, partnership, joint venture, unincorporated organization or other entity a majority of the equity ownership of which is owned or controlled, directly or indirectly, by the Company and/or one or more subsidiaries of the Company.
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       The Notes will be offered and sold without being registered under the
Securities Act of 1933, as amended (the "Securities Act"), in reliance on exemptions from the registration requirements thereunder. The Company understands that the Initial Purchaser will resell a portion of the Notes inside the United States to qualified institutional buyers ("Qualified Institutional Buyers") in reliance on Rule 144A under the Securities Act ("Rule 144A") and the remaining Notes outside the United States to persons other than U.S. persons in reliance on Regulation S under the Securities Act ("Regulation S").

       It is understood and acknowledged that the Initial Purchaser and other holders (including subsequent transferees) of the Notes will have the registration rights set forth in the Exchange and Registration Rights Agreement of even date herewith (the "Registration Rights Agreement") between the Company and the Initial Purchaser. Pursuant to the Registration Rights Agreement, the Company has agreed to file with the Securities and Exchange Commission (the "Commission") (i) a registration statement (the "Exchange Offer Registration Statement") under the Securities Act registering an issue of 11% senior subordinated notes due 2008 (the "Exchange Securities") identical in all material respects to the Notes (except that the Exchange Securities will not contain terms with respect to transfer restrictions) to be offered in exchange for the Notes (the "Exchange Offer") and (ii) under certain circumstances specified in the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 under the Securities Act (the "Shelf Registration Statement").

       This Agreement, the Indenture and the Registration Rights Agreement are referred to herein collectively as the "Operative Documents." Capitalized terms used and not defined herein shall have the meaning given to such terms in the Offering Memorandum (as defined herein).

       The Company hereby agrees with the Initial Purchaser as follows:

       2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, Initial Purchaser that:

               (a) A preliminary offering memorandum dated May 29, 1998 and an offering memorandum dated June 18, 1998 have been prepared by the Company in connection with the offering of the Notes (the preliminary offering memorandum being hereinafter referred to as the "Preliminary Offering Memorandum" and the offering memorandum being hereinafter referred to as the "Offering Memorandum"; any reference to the Preliminary Offering Memorandum or the Offering Memorandum shall be deemed to refer to and include the Additional Company Information (as defined in Section 5(f)), if any). The Preliminary Offering Memorandum and the Offering Memorandum and any amendments or supplements thereto did not and will not, as of their respective dates and, with respect to the Offering Memorandum, as of the Closing Date (as defined herein), contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing provisions of this paragraph shall not apply to statements or omissions made in the Preliminary Offering Memorandum or the Offering Memorandum, or any amendments or supplements thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Initial Purchaser specifically for use therein.

               (b) The Company and its affiliates (as defined in Rule 501(b) under the Securities Act) have not, directly or indirectly through any agent, solicited any offer to buy, sold or offered to sell (or otherwise negotiate in respect of), any security (as defined in the Securities Act) which is or would be integrated with the sale of the Notes in a manner that would require the Notes to be registered under the Securities Act.

               (c) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has all requisite power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under the Operative Documents. The Company is duly qualified to transact



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       business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the business, condition (financial or otherwise), results of operations, prospects, assets, properties or management of the Company and it subsidiaries taken as a whole (a "Material Adverse Effect").

               (d) Each of the subsidiaries of the Company is a corporation or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation and has all requisite power and authority (corporate and/or other) to own, lease and operate its properties and conduct its business as described in the Offering Memorandum and, to the extent it is a party thereto, to enter into and perform its obligations under the Operative Documents. Each of the subsidiaries of the Company is duly qualified to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except to the extent that the failure to so qualify or be in good standing would not have a Material Adverse Effect.

               (e) The capitalization of the Company, pro forma for the Transactions, is as set forth in the Offering Memorandum under the caption "Capitalization" in the "Pro forma" column. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and were not issued in violation of any preemptive or similar rights. All of the issued and outstanding shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable, were not issued in violation of any preemptive or similar rights and are owned directly or indirectly by the Company, free and clear of all liens, mortgages, pledges, encumbrances, equities or claims ("Encumbrances"), except for Encumbrances under the New Credit Facility.

               (f) Ernst & Young LLP, which is reporting upon certain audited financial statements and related notes of the Company included in the Offering Memorandum, are independent accountants with respect to the Company and its subsidiaries in accordance with the provisions of the Securities Act and the rules and regulations of the Commission thereunder. Coopers & Lybrand LLP, which is reporting upon certain audited financial statements and related notes of Farah included in the Offering Memorandum, are independent accountants with respect to Farah and its subsidiaries in accordance with the provisions of the Securities Act and the rules and regulations of the Commission thereunder. Arthur Andersen, LLP, which is reporting upon certain audited financial statements and related notes of Farah included in the Offering Memorandum, are independent accountants with respect to Farah and its subsidiaries in accordance with the provisions of the Securities Act and the rules and regulations of the Commission thereunder.

               (g) The consolidated financial statements of the Company and its consolidated subsidiaries, together with the related notes and schedules thereto, included in the Offering Memorandum present fairly
       (i) the financial position of the Company and its consolidated subsidiaries as of the dates indicated and (ii) the results of operations and cash flows of the Company and its consolidated subsidiaries for the periods specified. The consolidated financial statements of Farah and its consolidated subsidiaries, together with the related notes and schedules thereto, included in the Offering Memorandum present fairly (i) the financial position of Farah and its consolidated subsidiaries as of the dates indicated and (ii) the results of operations and cash flows for the periods specified. Each of the foregoing financial statements has been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved. The selected consolidated financial data set forth under the caption "Selected Consolidated Financial Data" in the Offering Memorandum present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included in the Offering Memorandum. The pro forma combined financial statements and related notes thereto included in the Offering Memorandum under the caption "Unaudited Pro Forma Combined Financial Data" present fairly the information shown therein, have been prepared in accordance with the



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       Commission's rules and guidelines with respect to pro forma financial statements, and have been properly compiled on the pro forma bases described therein and (x) the assumptions underlying the pro forma adjustments are reasonable, (y) such adjustments are appropriate to give effect to the transactions or circumstances referred to therein and have been properly applied to the historical amounts in the compilation of such statements and (z) such statements fairly present, with respect to the Company and its consolidated subsidiaries, the combined pro forma financial position and results of operations and other information purported to be shown therein at the respective dates or for the respective periods therein specified.

               (h) Each of the Company and its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

               (i) Subsequent to the date as of which information is given in the Offering Memorandum, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business, (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock, and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its consolidated subsidiaries, except in each case as described in or contemplated by the Offering Memorandum.

               (j) Subsequent to the date as of which information is given in the Offering Memorandum, the Company and its subsidiaries have not sustained any material loss or interference with their business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding and there has not been any material adverse change any development involving a prospective material adverse change, in the business, condition (financial or otherwise), results of operations, prospects, assets, properties or management of the Company and its subsidiaries taken as a whole, except in each case as described in or contemplated by the Offering Memorandum.

               (k) This Agreement has been duly authorized, executed and delivered by the Company.

               (l) The execution and delivery of the Indenture has been duly authorized by the Company and each of the Subsidiary Guarantors, and, when executed and delivered by the Company and the Subsidiary Guarantors in accordance with the terms thereof, will constitute a valid and binding obligation of the Company and each Subsidiary Guarantor, enforceable against the Company and each Subsidiary Guarantor in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

               (m) The execution, issuance and delivery of the Notes have been duly authorized by the Company and, on the Closing Date, will have been duly executed by the Company. When executed, authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, the Notes (A) will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles (regardless of whether enforcement is sought in a



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       proceeding in equity or at law) and (B) will be in the form contemplated by, and entitled to the benefits of, the Indenture.

               (n) The execution, issuance and delivery of the Exchange Notes have been duly authorized by the Company. When executed, authenticated, issued and delivered in exchange for the Notes in the manner provided for in the Indenture, the Exchange Notes (A) will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles (regardless of whether enforcement is sought in a proceeding in equity or at law) and (B) will be in the form contemplated by, and entitled to the benefits of, the Indenture.

               (o) The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles (regardless of whether enforcement is sought in a proceeding in equity or at law) and except that any rights to indemnity and contribution may be limited under federal and state securities laws and public policy considerations.

               (p) The Merger and the Merger Agreement have been duly authorized and approved by all necessary corporate action on the part of the Company and Farah. The Merger Agreement has been duly authorized, executed and delivered by the Company and Farah and constitutes a valid and binding obligation of the Company and Farah, enforceable against the Company and Farah in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law). A certificate of merger relating to the Merger has been filed with the Secretary of State of the State of Texas and the Merger has become effective under the laws of the State of Texas. The Tender Offer was conducted in a manner that complied with the Exchange Act and the rules and regulations of the Commission thereunder, and the Tender Offer has been consummated.

               (q) To the extent the statements set forth in the Offering Memorandum under the captions "Risk Factors--Import and Import Restrictions," "Risk Factors--Limitation on Subsidiary Guarantees and the Parent Guarantee; Fraudulent Conveyance Concerns," "The Transactions," "Business--Imports and Import Regulations," "Business--Legal Proceedings," "Description of the Notes," "Exchange Offer; Registration Rights Agreement," "Description of Other Indebtedness" and "United States Federal Income and Estate Taxation" constitute summaries of any law, statute, legal proceeding or document (or provisions thereof) referred to therein, such statements are true and correct in all material respects. The Notes, the Indenture and the Registration Rights Agreement, conform to the descriptions thereof in the Offering Memorandum.

               (r) None of the Company or any of its subsidiaries is (i) in violation of its respective organizational documents or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the property or assets of the Company or any such subsidiary is subject (collectively, "Agreements and Instruments"), except for such violations or defaults that could not reasonably expected to result in a Material Adverse Effect. The execution, delivery and performance of the Operative Documents by the Company and the Subsidiary Guarantors party thereto, the issuance, sale and delivery of the Notes by the Company and the consummation of the transactions contemplated by the Operative Documents do not and will not (with or without the giving of notice or the passage of time or both) (i) constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any Encumbrance upon any property or assets of the Company or



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       any of its subsidiaries pursuant to, the Agreements and Instruments or
       (ii) result in any violation of (A) the provisions of the respective organizational documents of the Company or any of its subsidiaries or
       (B) any law, statute, rule or regulation, or any judgment, order, writ or decree of any court or governmental authority, applicable to the Company or any of its subsidiaries or any of their respective assets or properties. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of the Subsidiary Guarantors.

               (s) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency or quasi-governmental agency is necessary or required on behalf of the Company or the Subsidiary Guarantors for the issuance, sale and delivery of the Notes by the Company or for the execution, delivery or performance by the Company and the Subsidiary Guarantors of the Operative Documents except, such as may be required (A) under the Securities Act, the Exchange Act or the Trust Indenture Act of 1939, as amended, and the rules and regulations under such Acts with respect to the Registration Rights Agreement and the transactions contemplated thereby or (B) by state securities or blue sky laws.

               (t) Except as set forth in the Offering Memorandum, there are no legal or governmental proceedings or investigations pending or, to the knowledge of the Company, threatened, to which the Company or any of its subsidiaries is a party or to which any of their respective properties is subject that (i) would materially and adversely affect the subject matter of the Operative Documents or the consummation of the transactions contemplated thereby or (ii) if determined adversely to the Company or any such subsidiary, could reasonably be expected to have a Material Adverse Effect. The aggregate of all pending legal or governmental proceedings that are not disclosed in the Offering Memorandum to which the Company or any of its subsidiaries is a party or which affect any of their respective properties, including ordinary routine litigation incidental to the business of the Company or any of its subsidiaries, could not reasonably be expected to have a Material Adverse Effect.

               (u) No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent or threatened that could reasonably be expected to result in a Material Adverse Effect.

               (v) Each of the Company and its subsidiaries has good and valid title in fee simple to all real property, and title to all personal property, owned by each of them and necessary to conduct the business now operated by them, in each case free and clear of all Encumbrances except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary, and any real property and buildings held under lease by the Company or such subsidiary and necessary to conduct the business now operated by them, are held under valid, subsisting and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such property and buildings by the Company or such subsidiary, in each case, other than those arising pursuant to the New Credit Facility.

               (w) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now carried on by them. Except as disclosed in the Offering Memorandum, none of the Company or any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of



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       the Company or its subsidiaries therein, and which infringement or conflict or invalidity or inadequacy, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

               (x) Each of the Company and its subsidiaries owns or possesses such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") of the appropriate federal, state, local or foreign regulatory and quasi-regulatory agencies or bodies necessary to conduct any business now conducted by them and as contemplated to be conducted by them upon consummation of the transactions contemplated under this Agreement, except where the failure to possess such Governmental Licenses could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Company and its subsidiaries is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to comply would not, individually or in the aggregate, have a Material Adverse Effect. All of the Governmental Licenses are, and upon consummation of the transactions contemplated under this Agreement will be, valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect could not reasonably be expected to have a Material Adverse Effect. None of the Company or any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

               (y) Each of the Company, and its subsidiaries has filed any federal, state, local and foreign tax returns that are required to be filed or has duly requested extensions thereof (except where the failure to so file could not reasonably be expected to have a Material Adverse Effect) and has paid all taxes required to be paid by any of them and any related assessments, fines or penalties, except for any such tax, assessment, fine or penalty that is being contested in good faith and by appropriate proceedings.

               (z) Except as described in the Offering Memorandum or except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (A) none of the Company, or the Company's subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance or code, or rule of common law or any judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent, decree or judgment, regulating, or imposing liability concerning, pollution, the protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) there is no action, suit, proceeding or investigation (including, without limitation, a claim for remediation) now pending or, to the knowledge of the Company, threatened, under any Environmental Laws to which the Company or any of its subsidiaries is a party, (C) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are in compliance with such requirements and (D) there are no administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to Environmental Laws pending or to the knowledge of the Company, threatened against the Company or any of its subsidiaries.

               (aa) Except as described in the Offering Memorandum, there are no persons with registration rights or other similar rights to have any securities registered by the Company under the Securities Act upon the filing of the Exchange Offer Registration Statement or the Shelf Registration Statement.

               (bb) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock, from



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       repaying to the Company any loans or advances from the Company, or from transferring any of such subsidiary's property or assets to the Company or any subsidiary of the Company, other than those arising pursuant to the New Credit Facility.

              (cc) The Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is customary for companies engaged in similar businesses in similar industries. Neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for by reason of loss experience. Neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not have a Material Adverse Effect.

              (dd) Neither of the Company or any of the Subsidiary Guarantors is, or upon the issuance and sale of the Notes as herein contemplated and the application of the net proceeds as described in the Offering Memorandum will be, an "investment company", as such terms is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

              (ee) The Notes are eligible for resale pursuant to Rule 144A and will not be, on the Closing Date, of the same class (within the meaning of Rule 144A) as securities of the Company that are listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated interdealer quotation system.

              (ff) None of the Company, any of its affiliates (as defined in Rule 501 under the Securities Act) or any person acting on its behalf through any agent (other than the Initial Purchaser and its affiliates as to which no representation is made) has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Rule 502(c) under the Securities Act) in connection with the offering of the Notes in the United States.

              (gg) Assuming (i) that the representations and warranties of the Initial Purchaser set forth in Section 4 hereof are true and (ii) the compliance by the Initial Purchasers with the covenants and agreements set forth in Section 4 hereof, it is not necessary in connection with the offer, sale and delivery of the Notes to the Initial Purchaser under, or in connection with the initial resale of such Notes by the Initial Purchaser in accordance with, this Agreement to register the Notes under the Securities Act or to qualify any indenture in respect of the Notes under the Trust Indenture Act of 1939, as amended.

              (hh) With respect to those Notes sold in reliance on Regulation S, (i) none of the Company, any of its affiliates (as defined in Rule 501 under the Securities Act) or any person acting on its or their behalf (other than the Initial Purchaser and its affiliates as to which no representation is made) has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) in the United States and (ii) each of the Company, its affiliates and any person acting on its or their behalf (other than the Initial Purchaser and its affiliates as to which no representation is made) has complied and will comply with the offering restrictions requirement of Regulation S.

              (ii) The Company has not, directly or indirectly, (i) taken any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of the Notes or (ii) except pursuant to this Agreement (A) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Notes or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other Notes of the Company.

       3.     Purchase Sale and Delivery of the Securities.

       (a) On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth herein, the Company agrees to issue and sell to the Initial Purchaser, and the Initial Purchaser agrees to purchase from the Company, the Notes at a purchase price of 97.25% of the principal amount thereof, plus accrued interest from June 24, 1998, if any, to the Closing Date.

       (b) Notes to be purchased will be represented (i) in the case of Notes purchased by the Initial Purchaser, by one or more definitive global Notes in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company ("DTC") or its designated custodian and (ii) in the case of Notes purchased by an affiliate or agent of the Initial Purchaser outside the United States (the "International Purchaser"), by one or more definitive global Notes in book-entry form which will be deposited by or on behalf of the Company with DTC or its designated custodian for the benefit of Cedel Bank, Societe Anonyme, as operator of the Euroclear System, for credit to the account of such International Purchaser unless otherwise directed by such International Purchaser. The Company will deliver the Notes to Prudential Securities Incorporated against payment by or on behalf of the Initial Purchaser of the purchase price therefor by wire transfer to the Company in Federal (same day) funds, by causing DTC to credit the Notes to the respective accounts of Prudential Securities Incorporated and the International Purchaser, as the case may be, at DTC. The Company will cause the certificates representing the Notes to be made available to Prudential Securities Incorporated for checking at least twenty-four hours prior to the Closing Date (as defined below) at the office of DTC or its designated custodian (the "Designated Office"). The time and date of such delivery and payment shall be, with respect to the Notes, 9:30 a.m., New York City time, on June 24, 1998 or such other time and date as Prudential Securities Incorporated and the Company may agree upon in writing. Such time and date are herein called the "Closing Date."

       (c) The documents to be delivered at the Closing Date by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross-receipt for the Notes and any additional documents requested by the Initial Purchaser pursuant to Section 7(g) hereof, will be delivered at such time and date at the offices of King & Spalding, 1185 Avenue of the Americas, New York, NY 10036 (the "Closing Location"), and the Notes will be delivered at the Designated Office, all at the Closing Date. A meeting will be held at the Closing Location at 1:00 p.m., New York City time, on the New York Business Day next preceding the Closing Date, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 3, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

       (d) It is understood and acknowledged that upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Notes (and all securities in exchange therefor or in substitution thereof), shall bear a legend to the following effect:

              THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT
              (A) (1) TO A PERSON WHOM THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) TO AN INSTITUTION THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (4) PURSUANT TO AN

              EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND
              (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES AND OTHER JURISDICTIONS OF THE UNITED STATES.

       Each Note issued in the form of a global certificate shall also bear the following legend on the face thereof:

              UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR THE NAME OF SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

              TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE UNDER WHICH THIS GLOBAL SECURITY IS ISSUED.

       4.     Representations, Warranties and Covenants of the Initial
Purchaser.

       (a) The Initial Purchaser represents and warrants that it is an institutional accredited investor as defined under Regulation D of the Securities Act.

       (b) The Initial Purchaser understands that no action has been taken in any jurisdiction by the Company that would permit a public offering of the Notes in any jurisdiction where action would be required for such purpose. The Initial Purchaser represents and agrees that it has not offered, sold or delivered and it will not offer, sell or deliver any of the Notes in any jurisdiction except under circumstances that will result in compliance with the applicable laws thereof, and that it will take at its own expense whatever action is required to permit its purchase and resale of the Notes in any such jurisdiction (other than in the United States). Each such offer or sale shall only be made (i) to persons whom the Initial Purchaser reasonably believes to be Qualified Institutional Buyers into or (ii) to non-U.S. persons outside the United States (which shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for beneficial owners (other than an estate or trust) that are non-U.S. persons) to whom the Initial Purchaser reasonably believes offers and sales of the Notes may be made in reliance upon Regulation S) and applicable securities legislation of the relevant jurisdiction.

       (c) Neither it nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Rule 502(c)) in connection with the sale of the Notes in the United States.

       (d) The Initial Purchaser will take reasonable steps to inform, and cause each of its affiliates to take reasonable steps to inform, persons acquiring Notes from the Initial Purchaser or such affiliate, as the case may be, in the United States (the "Subsequent Purchasers") that the Notes (i) have not been and will not be registered under the Securities Act, (ii) are being sold to them without registration under the Securities Act in reliance on Rule 144A or in accordance with another exemption from registration under the Securities Act, as the case may be, and (iii) may not be offered, sold or otherwise transferred except (A) to the Company, (B) outside the United States in accordance with Rule 904 of Regulation S or (C) inside the United States in accordance with (x) Rule 144A to a person whom the seller reasonably believes is a Qualified Institutional Buyer that is purchasing such Notes for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A or (y) pursuant to another available exemption from registration under the Securities Act or (D) pursuant to an effective registration statement under the Securities Act.

       (e) The transfer restrictions set forth under "Notice to Investors" in the Offering Memorandum, including the legend required thereby, shall apply to the Notes except as otherwise agreed by the Company and the Initial Purchaser.

       (f) The Initial Purchaser understands that the Notes have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act. The Initial Purchaser severally represents, warrants and agrees that it has offered and sold Notes and will offer and sell Notes (i) as part of its distribution at any time and (ii) otherwise until forty days after the later of the date upon which the offering of the Notes commences and the Closing Date, only (x) outside the United States in accordance with Rule 903 of Regulation S or (y) to a Qualified Institutional Buyer in transactions that meet the requirements of Rule 144A under the Securities Act. Accordingly, neither the Initial Purchaser, its affiliates nor any person acting on its behalf has engaged or will engage in any directed selling efforts with respect to Notes, and the Initial Purchaser, its affiliates and any person acting on its behalf has complied and will comply with the offering restriction requirements of Regulation S. The Initial Purchaser agrees that, at or prior to confirmation of a sale of Notes (other than a sale of Notes pursuant to Rule 144A), it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Notes from it or through it during the restricted period a confirmation or notice to substantially the following effect:

               "The Notes covered hereby have not been registered under the United States Securities Act of 1933 (the "Securities Act") and may not be offered or sold within the United States or to or for the account or benefit of U.S. persons (i) as part of their distribution at any time and (ii) otherwise until forty days after the later of the date upon which the offering of the Notes commenced and the date of closing, except in either case in accordance with Regulation S or another exemption from the registration requirements of the Securities Act. Terms used above have the meaning given them by Regulation S."

       Terms used in the above paragraph have the meaning given to them by Regulation S.

       (g) The Initial Purchaser severally represents and agrees that it has not entered and will not enter into any contractual arrangements with respect to the distribution of the Notes, except with its affiliates or with the prior written consent of the Company.

       (h) The Initial Purchaser represents and agrees that (i) it has not offered or sold and prior to the date six months after the Closing Date will not offer or sell any Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, (b) it has complied, and will comply, with all applicable provisions of the Financial Services Act of 1986 of Great Britain with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom, and (c) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issuance of the Notes to a person who is of a kind described in

Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 of Great Britain or is a person to whom the document may otherwise lawfully be issued or passed on.

       5. Covenants of the Company. The Company covenants and agrees with the Initial Purchaser that:

               (a) The Company will, without charge, provide to the Initial Purchaser as many copies of the Preliminary Offering Memorandum or the Offering Memorandum or any amendment or supplement thereto as the Initial Purchaser and its counsel may reasonably request, in each case as soon as available; without limiting the application of this sentence, the Company, not later than 10:00 a.m., New York City time, on the business day following the date of determination of the offering price (or such other time and/or day mutually agreed upon by the Company and the Initial Purchaser), will deliver to the Initial Purchaser, without charge, as many copies of the Offering Memorandum and any amendment or supplement thereto as the Initial Purchaser may reasonably request for purposes of confirming orders that are expected to settle on the Closing Date.

               (b) If at any time when the Offering Memorandum is required to be used in connection with the offer and sale in the United States of the Notes by the Initial Purchaser as contemplated hereunder, any event occurs as a result of which the Offering Memorandum as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at such time to amend or supplement the Offering Memorandum to comply with any applicable law, the Company will promptly prepare an amendment or supplement which will correct such statement or omission or effect such compliance (except that in case the Initial Purchaser is required to deliver an offering memorandum under applicable law in connection with the offer or sale of Notes at any time more than nine months after the Closing Date, the cost of such preparation and furnishing of such amended or supplemented offering memorandum shall be borne by the Initial Purchaser of such Notes), and the Company will not effect any amendment or supplement to the Offering Memorandum without the consent of the Initial Purchaser, which consent will not be unreasonably withheld. Neither the Initial Purchaser's consent to, nor the delivery by the Initial Purchaser of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7.

               (c) The Company will advise the Initial Purchaser promptly of any proposal to amend or supplement the Offering Memorandum and will not effect such amendment or supplement without the consent of the Initial Purchaser (except to the extent any such amendment or supplement objected to is necessary, in the judgment of counsel to the Company, to make the statements in the Offering Memorandum, in the light of the circumstances under which they were made, not misleading), such consent not to be reasonably withheld. Neither the consent of the Initial Purchaser, nor the Initial Purchaser's delivery of any such amendment or supplement, shall constitute a waiver of any of the conditions set forth in Section 7 hereof

               (d) The Company will arrange for the qualification of the Notes for offering and sale under the securities or blue sky laws of such jurisdictions as the Initial Purchaser may designate and will continue such qualifications in effect for as long as may be necessary to complete the distribution of the Notes, provided that in connection therewith the Company shall not be required (i) qualify as a foreign corporation or as a broker or dealer in securities in any jurisdiction where it would not otherwise be required to so qualify but for this
       Section 5(d), (ii) file any general consent to service of process in any jurisdiction where it is not at the Closing Date then so subject or
       (iii) subject to itself to taxation in any such jurisdiction if it is not so subject. The Company will promptly advise the Initial Purchaser of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or, to the extent the Company has knowledge thereof, the threatening of any proceeding for such purpose.

              (e) The Company will furnish to the Initial Purchaser, on the Closing Date, two copies of each of the independent auditors' reports included in the Offering Memorandum signed by the respective auditors rendering such reports.

              (f) If at any time the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company will furnish, upon request, to any holder of the Notes and prospective purchasers of the Notes, copies of the information required to be delivered to holders pursuant to Rule 144A(d)(4) to permit compliance with Rule 144A in connection with resales of the Notes (the "Additional Company Information").

              (g) During the period of two years after the later of the Closing Date, the Company will, upon request, furnish to the Initial Purchaser and any holder of Notes a copy of the restrictions on transfer applicable to such Notes.

              (h) During the period of two years after the Closing Date, the Company will not, and will not permit any of its "affiliates" (as defined in Rule 144 under the Securities Act) to, resell any Notes which constitute "restricted securities" under Rule 144 that have been reacquired by any of them.

              (i) The Company will apply the net proceeds from the sale of the Notes in the manner set forth under "Use of Proceeds" in the Offering Memorandum.

              (j) During a period of 180 days from the date of the Offering Memorandum, the Company shall not, without the prior written consent of the Initial Purchaser, offer, sell, contract to sell or otherwise dispose of (or announce any of the foregoing) any non-convertible debt securities issued or guaranteed by the Company or securities of the Company that are convertible into, or exchangeable for, the Notes or such other non-convertible debt securities.

              (k) Neither the Company nor any subsidiary of the Company shall solicit any offer to buy or offer or sell the Notes by means of any form of general solicitation or general advertising (within the meaning of Rule 502(c) under the Securities Act) in a manner which would result in the proposed sale of the Notes in accordance with this Agreement and the Offering Memorandum failing to be exempt from the registration requirements of the Securities Act or take any other action that would have required the registration of the resale by the Initial Purchaser of the Notes under the Securities Act.

              (l) The Company will not, nor will it permit any of its affiliates (as defined in Rule 501(b) under the Securities Act) to, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) the offering of which security could be integrated with sale of the Notes in a manner which would require the registration of the Notes under the Securities Act.

              (m) The Company shall use reasonable best efforts in cooperation with the Initial Purchaser to permit the Notes to be eligible for clearance and settlement through the Depository Trust Company, Cedel and Euroclear.

              (n) For three years from the date of the Offering Memorandum, the Company will furnish to the Initial Purchaser, as soon as practicable after the end of its fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Initial Purchaser as soon as available, a copy of each report or definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders.

              (o) The Company will use its best efforts in cooperation with the Initial Purchaser to permit the Notes to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. (the "NASD") relating to trading in the PORTAL market.

              (p) Neither the Company nor any of the Subsidiary Guarantors will be or become, at any time prior to the expiration of two years after the Closing Date, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under
       Section 8 of the Investment Company Act.

              (q) Until such time as any Note is exchanged for an Exchange Note pursuant to the Exchange Offer Registration Statement, to include a legend on the Notes to the effect set forth under "Notice to Investors" in the Offering Memorandum.

       6. Expenses. The Company will pay all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 11 hereof, including all costs and expenses (i) incident to the preparation and delivery of the Notes in global and definitive forms, the preparation and printing of the Preliminary Offering Memorandum and the Offering Memorandum and all other amendments and supplements thereto and the mailing and delivering of copies thereof to the Initial Purchaser; (ii) of the Company's counsel and accountants and listing agents in connection with the issuing and listing of the Notes, (iii) incurred in connection with the approval of the Notes for trading in the PORTAL market and the registration or qualification and determination of eligibility for investment of the Notes under the laws of such jurisdictions as the Initial Purchaser may designate (including all counsel fees), (iv) in connection with the preparation, printing (including word processing and duplication costs) and delivery of this Agreement, the Operative Documents and any Preliminary and Supplemental Blue Sky Memoranda, including mailing and shipping, (v) payable to rating agencies in connection with the rating of the Notes, (vi) the reasonable fees and expenses of the Trustee, any successor Trustee and any agent of any trustee;
(vii) any "road show" meetings with prospective investors in the Notes (other than as shall have been specifically approved by the Initial Purchaser to be paid for by the Initial Purchaser). If the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Initial Purchaser set forth in Section 7 hereof is not satisfied, because this Agreement is terminated pursuant to Section 10 hereof (other than Sections 10(a)(iii), (iv) or (v)) or because of any failure, refusal or inability on the part of the Company to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder other than by reason of a default by the Initial Purchaser, the Company will reimburse the Initial Purchaser upon demand for all out-of-pocket expenses (including counsel fees and disbursements) that shall have been incurred by them in connection with the proposed purchase and sale of the Notes. The Company shall not in any event be liable to the Initial Purchaser for the loss of anticipated profits from the transactions covered by this Agreement.

       7. Conditions of the Obligations of the Initial Purchaser. The obligations of the Initial Purchaser to purchase and pay for the Notes shall be subject, in the sole discretion of the Initial Purchaser, to the accuracy of the representations and warranties of the Company contained herein as of the date hereof and as of the Closing Date, as if made on and as of the Closing Date, to the accuracy of the certifications, representations and warranties of the Company's officers made pursuant to the provisions hereof, to the performance by the Company of its covenants and agreements hereunder and to the following additional conditions:

              (a) Subsequent to the execution and delivery of this Agreement, (i) there shall not have occurred any downgrading in the rating of the Notes or of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of the Notes or of any debt securities of the Company other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating; (ii) no order or decree preventing the use of the Offering Memorandum or any amendment or supplement thereto, or any order of any court or governmental agency or quasi-governmental agency asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act, shall have been issued and no proceedings by any court, governmental agency or quasi-government agency for that purpose shall have been commenced or shall be pending or, to the knowledge of the Company, be contemplated and no stop order suspending the sale of the Notes in any jurisdiction designated by the Initial Purchaser shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending or, to the knowledge of the Company, shall be contemplated; (iii) the Initial Purchaser shall not have discovered or disclosed to the Company that the Offering Memorandum or any amendment or supplement thereto contains an untrue statement of fact which, in the Initial Purchaser's opinion, is material or fails to state a fact which is material or is necessary to make the statements therein, in light of the circumstances under which they are made, not misleading; or (iv) there shall not have occurred any invalidation of Rule 144A or Regulation S under the Securities Act by any court or any withdrawal or proposed withdrawal of any rule or regulation under the Securities Act or the Exchange Act by the Commission or any amendment or proposed amendment thereof by the Commission which in the judgment of the Initial Purchaser would materially impair the ability of the Initial Purchaser to purchase, hold or effect resales of the Notes as contemplated hereby.

              (b) The Initial Purchaser shall have received an opinion, dated the Closing Date, of Alston & Bird LLP, counsel for the Company, to the effect that:

                         (i) Tropical Sportswear Company, Inc. is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own, lease and operate its properties and conduct its business as described in the Offering Memorandum and, to the extent it is a party thereto, to enter into and perform its obligations under the Operative Documents. Such counsel shall also confirm that each of the Company and the Subsidiary Guarantors is qualified to transact business as a foreign corporation in the states set forth on an exhibit to such opinion and that such confirmation is based solely upon certificates provided by agencies of such states, copies of which the Company shall have delivered to the Initial Purchaser on the Closing Date, and is limited to the meaning ascribed to such certificates by each applicable state agency.

                         (ii) The authorized equity capitalization of the Company is as set forth in the Offering Memorandum under the caption "Capitalization."

                         (iii) This Agreement has been duly authorized, executed and delivered by the Company.

                         (iv) The Indenture has been duly authorized, executed and delivered by the Company and each of the Subsidiary Guarantors and (assuming due execution and delivery thereof by the Trustee) constitutes a valid and binding obligation of the Company and each Subsidiary Guarantor, enforceable against the Company and each Subsidiary Guarantor in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

                         (v) The execution, issuance and delivery of the Notes have been duly authorized by the Company and, when executed, authenticated, issued and delivered in the manner provided for in the Indenture (assuming due authorization, execution and delivery of the Indenture by the Trustee) and delivered against payment of the purchase price therefor as provided in this Agreement, the Notes (A) will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles (regardless of whether enforcement is sought in a proceeding in equity or at law) and (B) are in the form contemplated by, and entitled to the benefits of, the Indenture.

                    (vi) The execution, issuance and delivery of the Exchange Notes have been duly authorized by the Company. When executed, authenticated, issued and delivered in exchange for the Notes in the manner provided for in the Indenture, (assuming due authorization, execution and delivery of the Indenture by the Trustee), the Exchange Notes (A) will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles (regardless of whether enforcement is sought in a proceeding in equity or at law) and
              (B) will be entitled to the benefits of the Indenture.

                    (vii) The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles (regardless of whether enforcement is sought in a proceeding in equity or at law) and except that any rights to indemnity and contribution may be limited under federal and state securities laws and public policy considerations.

                    (viii) The Merger Agreement has been duly authorized and approved by all necessary corporate action on the part of the Company, Foxfire and Farah. The Merger Agreement has been duly executed and delivered by the Company, Foxfire and Farah and constitutes a valid and binding obligation of the Company, Foxfire and Farah, enforceable against the Company and Farah in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law). The Merger has become effective under the laws of the State of Texas. The Tender Offer was conducted in a manner that complied with the Exchange Act and the rules and regulations of the Commission thereunder.

                    (ix) To the extent the statements set forth in the Offering Memorandum under the captions "Risk Factors--Limitation on Subsidiary Guarantees and the Parent Guarantee; Fraudulent Conveyance Concerns," "The Transactions," "Business--Legal Proceedings," "Description of the Notes," "Exchange Offer; Registration Rights Agreement," "Description of Other Indebtedness" and "United States Federal Income and Estate Taxation" constitute summaries of any law, statute, legal proceeding or document (or provisions thereof) referred to therein, such statements fairly summarize in all material respects such law, statute, legal proceeding or document (or provisions thereof) referred to therein. The Notes, the Indenture and the Registration Rights Agreement, conform in all material respects to the descriptions thereof in the Offering Memorandum.

                    (x) The execution, delivery and performance of the Operative Documents by the Company and the Subsidiary Guarantors parties thereto, the issuance, sale and delivery of the Notes by the Company and the consummation of the transactions contemplated by the Operative Documents do not (i) constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any Encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to the Agreements and Instruments filed as exhibits to the Annual Report on Form 10-K of the Company or Farah for the fiscal years ended September 27, 1997 and November 2, 1997, respectively, or otherwise set forth on an exhibit to such opinion or (ii) result in any violation of
              (A) the provisions of the respective organizational documents of the Company or any of its subsidiaries or (B) any law, statute, rule or regulation, or any judgment, order, writ or decree of any court or governmental authority known to such counsel, applicable to the Company or any of its subsidiaries or any of their respective assets or properties.

                    (xi) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency or quasi-governmental agency is necessary or required on behalf of the Company or the Subsidiary Guarantors for the issuance, sale and delivery of the Notes by the Company or for the execution, delivery or performance by the Company and the Subsidiary Guarantors of the Operative Documents except, such as may be required (A) under the Securities Act, the Exchange Act or the Trust Indenture Act of 1939, as amended, and the rules and regulations under such Acts with respect to the Registration Rights Agreement and the transactions contemplated thereby or (B) by state securities or blue sky laws.

                    (xii) To such counsel's knowledge, except as set forth in the Offering Memorandum, there are no legal or governmental proceedings or investigations pending or threatened to which the Company or any of its subsidiaries is a party or to which any of their respective properties is subject that would be required to be disclosed in the Offering Memorandum if it was a prospectus included in a registration statement on Form S-1.

                    (xiii) Neither the Company or any of the Subsidiary Guarantors is, or upon the issuance and sale of the Notes as herein contemplated and the application of the net proceeds as described in the Offering Memorandum will be, an "investment company", as such terms is defined in the Investment Company.

                    (xiv) Assuming (A) that the representations and warranties of the Initial Purchaser set forth in Section 4 hereof are true and (B) the compliance by the Initial Purchasers with the covenants and agreements set forth in Section 4 hereof, it is not necessary in connection with the offer, sale and delivery of the Notes to the Initial Purchaser under, or in connection with the initial resale of such Notes by the Initial Purchaser in accordance with, this Agreement to register the Notes under the Securities Act or to qualify any indenture in respect of the Notes under the Trust Indenture Act of 1939, as amended.

              Such counsel shall also state that, although such counsel is not passing upon and does not assume any responsibility for and has not verified the accuracy, completeness or fairness of the statements contained in the Offering Memorandum, and has not made any independent verification thereof, nothing has come to their attention that causes them to believe that the Offering Memorandum (other than the financial statements and notes thereto and other financial and statistical data included therein, as to which such counsel need express no belief), as of its date and at the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

              In rendering any such opinion, such counsel may rely, as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and public officials.

              (c) The Initial Purchaser shall have received an opinion, dated the Closing Date, of Machanik, Nuccio, Smith & Williams, P.A., Florida, counsel for the Company, to the effect set forth in clauses
       (i), (ii), (iv) and (v) below, and of Haynes and Boone LLP, Texas counsel to the Company, to the effect set forth in clause (iii) below:

                         (i)       The Company is a corporation duly
              incorporated, validly existing and in good standing under the laws of the State of Florida and has the corporate power and authority to own, lease and operate its properties and conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under the Operative Documents.

                         (ii) Apparel Network Corporation is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own, lease and operate its properties and conduct its business as described in the Offering Memorandum and, to the extent it is a party thereto, to enter into and perform its obligations under the Operative Documents.

                         (iii) Savane International Corp. (f/k/a Farah Incorporated) is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own, lease and operate its properties and conduct its business as described in the Offering Memorandum and, to the extent it is a party thereto, to enter into and perform its obligations under the Operative Documents.

                         (iv) All of the issued and outstanding shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable, were not issued in violation of any preemptive or similar rights and are owned directly or indirectly by the Company, free and clear of all Encumbrances.

                         (v) To such counsel's knowledge, except as set forth in the Offering Memorandum, there are no legal or governmental proceedings or investigations pending or threatened to which any of the Company or any of its subsidiaries is a party or to which any of their respective properties is subject that
              (i) would materially and adversely affect the subject matter of the Operative Documents or the consummation of the transactions contemplated thereby or (ii) would, if determined adversely to the Company or any of its subsidiaries, have a Material Adverse Effect.

              (d) The Initial Purchaser shall have received an opinion, dated the Closing Date, of King & Spalding, counsel for the Initial Purchaser, with respect to the issuance and sale of the Notes, the Offering Memorandum, and such other related matters as the Initial Purchaser may reasonably require, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

              (e) The Initial Purchaser shall have received from Ernst & Young LLP a letter or letters dated, respectively, the date hereof and the Closing Date, in form and substance satisfactory to the Initial Purchaser that:

                         (i) they are independent accountants with respect to the Company under Rule 101 of the AICPA's Code of Professional Conduct and its interpretation and rulings;

                         (ii) in their opinion, the audited financial statements and schedules of the Company included in the Offering Memorandum comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published rules and regulations;

                         (iii) on the basis of their limited review in accordance with standards established by the American Institute of Certified Public Accountants of any interim unaudited financial statements of the Company included in the Offering Memorandum, carrying out certain specified procedures (which do not constitute an examination made in accordance with generally accepted auditing standards) that would not necessarily reveal matters of significance with respect to the comments set forth in this paragraph (iii), a reading of the minute books of the stockholders, the board of directors and any committees thereof of the Company, officials of the Company, and inquiries of certain officials of the Company who have responsibility for financial and accounting matters, nothing came to their attention that caused them to believe that:

                         (A) the unaudited financial statements of the Company included in the Offering Memorandum do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published rules and regulations thereunder or are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Offering Memorandum;

                         (B) at a specific date not more than five business days prior to the date of such letter, there was any change in the capital stock or increase in long-term debt of the Company or any decreases in net current assets or stockholders' equity or other items specified by the Initial Purchaser, in each case compared with amounts shown on the April 4, 1998 consolidated balance sheet included in the Offering Memorandum, or for the period from April 4, 1998 to such specified date there were any decreases in the net sales or income before income taxes or net income of the Company, or any increases in any items specified by the Initial Purchaser, in each case as compared with the comparable period of the preceding year, except in all instances for changes, decreases or increases set forth in such letter;

                     (iv) they have carried out certain specified procedures (as requested by the Initial Purchaser), not constituting an audit, with respect to certain amounts, percentages and financial information that are derived from the general accounting records of the Company and are included in the Offering Memorandum, and have compared such amounts, percentages and financial information with such records of the Company or with information derived from such records and have found them to be in agreement, excluding any questions of legal interpretation; and

                    (v) on the basis of a reading of the unaudited pro forma financial data included in the Offering Memorandum, carrying out certain specified procedures that would not necessarily reveal matters of significance with respect to the comments set forth in this paragraph (v), inquiries of certain officials of the Company who have responsibility for financial and accounting matters and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the unaudited pro forma financial data, nothing came to their attention that caused them to believe that the unaudited pro forma financial data do not comply in form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such date.

              In the event that the letters referred to above set forth any such changes, decreases or increases, it shall be a further condition to the obligations of the Initial Purchaser that (i) such letters shall be accompanied by a written explanation of the Company as to the significance thereof, unless the Initial Purchaser deems such explanation unnecessary, and (ii) such changes, decreases or increases do not, in the sole judgment of the Initial Purchaser, make it impractical or inadvisable to proceed with the purchase and delivery of the Notes as contemplated by the Offering Memorandum, as amended as of the date hereof.

              References to the Offering Memorandum in this paragraph (e), with respect to either letter referred to above shall include any amendment or supplement thereto at the date of such letter.

              (f) The Initial Purchaser shall have received from Coopers & Lybrand LLP a letter or letters dated, respectively, the date hereof and the Closing Date, in form and substance satisfactory to the Initial Purchaser that:

                     (i) they are independent accountants with respect to Farah under Rule 101 of the AICPA's Code of Professional Conduct and its interpretation and rulings;

                     (ii) in their opinion, the audited financial statements and schedules of Farah included in the Offering Memorandum for the years ended November 3, 1996 and November 2, 1997 comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published rules and regulations;

                     (iii) on the basis of their limited review in accordance with standards established by the American Institute of Certified Public Accountants of any interim unaudited financial statements of Farah included in the Offering Memorandum, carrying out certain specified procedures (which do not constitute an examination made in accordance with generally accepted auditing standards) that would not necessarily reveal matters of significance with respect to the comments set forth in this paragraph (iii), a reading of the minute books of the stockholders, the board of directors and any committees thereof of Farah, officials of Farah, and inquiries of certain officials of Farah who have responsibility for financial and accounting matters, nothing came to their attention that caused them to believe that:

                               (A)    the unaudited financial statements of
                     Farah included in the Offering Memorandum do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations thereunder or are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated by reference in the Offering Memorandum;

                               (B)    at a specific date not more than five
                     business days prior to the date of such letter, there was any change in the capital stock or increase in long-term debt of the Company or any decreases in net current assets or stockholders' equity or other items specified by the Initial Purchaser, in each case compared with amounts shown on the February 1, 1998 consolidated balance sheet included in the Offering Memorandum, or for the period from February 1, 1998 to such specified date there were any decreases in the net sales or total or per share amounts of income before income taxes or net income of the Company, or any increases in any items specified by the Initial Purchaser, in each case as compared with the comparable period of the preceding year, except in all instances for changes, decreases or increases set forth in such letter;

                     (iv) they have carried out certain specified procedures (as requested by the Initial Purchaser), not constituting an audit, with respect to certain amounts, percentages and financial information that are derived from the general accounting records of Farah and are included in the Offering Memorandum, and have compared such amounts, percentages and financial information with such records of Farah or with information derived from such records and have found them to be in agreement, excluding any questions of legal interpretation.

              In the event that the letters referred to above set forth any such changes, decreases or increases, it shall be a further condition to the obligations of the Initial Purchaser that (i) such letters shall be accompanied by a written explanation of Farah as to the significance thereof, unless the Initial Purchaser deems such explanation unnecessary, and (ii) such changes, decreases or increases do not, in the sole judgment of the Initial Purchaser, make it impractical or inadvisable to proceed with the purchase and delivery of the Notes as contemplated by the Offering Memorandum, as amended as of the date hereof.

              References to the Offering Memorandum in this paragraph (f), with respect to either letter referred to above shall include any amendment or supplement thereto at the date of such letter.

              (g) The Initial Purchaser shall have received from Arthur Anderson LLP a letter or letters dated, respectively, the date hereof and the Closing Date, in form and substance satisfactory to the Initial Purchaser that:

                         (i) they are independent accountants with respect to Farah under Rule 101 of the AICPA's Code of Professional Conduct and its interpretation and rulings;

                         (ii) in their opinion, the audited financial statements and schedules of Farah included in the Offering Memorandum for the year ended November 3, 1995 comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published rules and regulations;

                         (iii) they have carried out certain specified procedures (as requested by the Initial Purchaser), not constituting an audit, with respect to certain amounts, percentages and financial information that are derived from the general accounting records of Farah and are included in the Offering Memorandum, and have compared such amounts, percentages and financial information with such records of Farah or with information derived from such records and have found them to be in agreement, excluding any questions of legal interpretation.

              In the event that the letters referred to above set forth any such changes, decreases or increases, it shall be a further condition to the obligations of the Initial Purchaser that (i) such letters shall be accompanied by a written explanation of Farah as to the significance thereof, unless the Initial Purchaser deems such explanation unnecessary, and (ii) such changes, decreases or increases do not, in the sole judgment of the Initial Purchaser, make it impractical or inadvisable to proceed with the purchase and delivery of the Notes as contemplated by the Offering Memorandum, as amended as of the date hereof.

              References to the Offering Memorandum in this paragraph (g), with respect to either letter referred to above shall include any amendment or supplement thereto at the date of such letter.

              (h) The Initial Purchaser shall have received a certificate dated the Closing Date, of the Chief Executive Officer and Chief Financial Officer of the Company, on behalf of the Company, to the effect that:

                         (i) the representations and warranties of the Company in this Agreement are true and correct as if made on and as of the Closing Date; the Offering Memorandum, as amended as of the Closing Date, does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Company has performed all covenants and agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Date;

                         (ii) no order or decree preventing the use of the Offering Memorandum or any amendment or supplement thereto, or any order of any court or governmental agency or quasi-governmental agency asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act, have been issued and no proceedings by any court or governmental agency or quasi-governmental agency for that purpose have been commenced or are pending or, to the knowledge of the Company, threatened, and no stop order suspending the sale of the Notes in any jurisdiction designated by the Initial Purchaser has been issued and no proceedings by any court or governmental agency or quasi-governmental agency for that purpose have been commenced or are pending or, to the knowledge of the Company, threatened ; and

                         (iii) subsequent to the respective dates as of which information is given in the Offering Memorandum, neither the Company nor any of its subsidiaries has sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and there has not been any material adverse change, or any development involving a prospective material adverse change, in the business, condition (financial or otherwise), results or operations, prospects, assets, properties or management of the Company and its subsidiaries taken as a whole, except in each case as described in or contemplated by the Offering Memorandum (exclusive of any amendment or supplement thereto).

              (i) On or before the Closing Date, the Initial Purchaser and counsel for the Initial Purchaser shall have received such further certificates, documents or other information as they may have reasonably requested from the Company.

              (j) The Notes shall have been approved by the NASD for trading in the PORTAL market.

              (k) The Indenture and the Registration Rights Agreement shall have been duly executed and delivered and shall be in full force and effect and the Notes shall have been duly executed and delivered by the Company and duly authenticated by the Trustee.

              (l)        The Tender Offer shall have been consummated.

              All opinions, certificates, letters and documents delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Initial Purchaser and counsel for the Initial Purchaser. The Company shall furnish to the Initial Purchaser such conformed copies of such opinions, certificates, letters and documents in such quantities as the Initial Purchaser and counsel for the Initial Purchaser shall reasonably request.

       8.     Indemnification and Contribution.

       (a) The Company agrees to indemnify and hold harmless the Initial Purchaser and each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

              (i) any untrue statement or alleged untrue statement made by the Company in Section 2 of this Agreement;

              (ii) any untrue statement or alleged untrue statement of any material fact contained in (A) the Offering Memorandum or the Preliminary Offering Memorandum or any amendment or supplement thereto,
       (B) any application or other document, or any amendment or supplement thereto, executed by the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Notes under the securities or blue sky laws thereof or filed with or any securities association or securities exchange (each an "Application"), or (C) any Additional Company Information provided by the Company to any holder or prospective purchaser of Notes pursuant to
       Section 5(c);

              (iii) the omission or alleged omission to state in the Offering Memorandum or the Preliminary Offering Memorandum or any amendment or supplement thereto, any Application or any Additional Company Information provided by the Company to any holder or prospective purchaser of Notes pursuant to

       Section 5(c), a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or

              (iv) any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials supplied by the Company in connection with the offering of the Notes, including without limitation, slides, videos, films and tape recordings;

and will reimburse, as incurred, each indemnified person for any legal or other expenses reasonably incurred by each indemnified person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such Offering Memorandum or Preliminary Offering Memorandum or any Application in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Initial Purchaser specifically for use therein; provided, further, that the Company will not be liable to the Initial Purchaser or any person controlling the Initial Purchaser with respect to any such untrue statement or omission made in the Preliminary Offering Memorandum that is corrected in the Offering Memorandum if (A) the person asserting any such loss, claim, damage or liability purchased Notes from the Initial Purchaser but was not sent or given a copy of the Offering Memorandum at or prior to the written confirmation of the sale of such Notes to such person unless such failure to deliver the Offering Memorandum was a result of the Company's failure to comply with Section 5(a) of this Agreement, and (B) a court of competent jurisdiction determines by final nonappealable judgment that the Initial Purchaser or any such person controlling the Initial Purchaser is liable with respect to such untrue statement or omission made in the Preliminary Offering Memorandum notwithstanding that it was corrected in the Offering Memorandum. This indemnity agreement will be in addition to any liability which the Company may otherwise have. The Company will not, without the prior written consent of the Initial Purchaser, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the Initial Purchaser or any person who controls the Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of the Initial Purchaser and such directors, officers, employees, agents or controlling persons from all liability arising out of such claim, action, suit or proceeding.

       (b) The Initial Purchaser will indemnify and hold harmless the Company, each of its directors, officers, employees and agents and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director, officer, employee or agent or controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement by the Initial Purchaser in Section 4 of this Agreement (ii) any untrue statement or alleged untrue statement of any material fact contained in the Offering Memorandum or the Preliminary Offering Memorandum or any amendment or supplement thereto, or any Application or (iii) the omission or the alleged omission to state therein a material fact required to be stated in the Offering Memorandum or the Preliminary Offering Memorandum or any amendment or supplement thereto, or any Application, or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Initial Purchaser specifically for use therein; and, subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses reasonably incurred by the Company or any such director, officer, employee or agent or controlling person in connection with investigating or defending any such loss, claim, damage, liability or any action in respect thereof. This indemnity agreement will be in addition to any liability which such Initial Purchaser may otherwise have. The Initial Purchase will not, without the prior written consent of the Company, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the Company or any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of the Company and such directors, officers, employees, agents or controlling persons from all liability arising out of such claim, action, suit or proceeding.

       (c)     Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Initial Purchaser in the case of paragraph (a) of this Section 8, representing the indemnified parties under such paragraph (a) who are parties to such action or actions) or (ii) the indemnifying party does not promptly retain counsel reasonably satisfactory to the indemnified party or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the consent of the indemnifying party.

       (d) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 8 is unavailable or insufficient, for any reason, to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) that by the terms of the preceding paragraphs of this Section 8 could otherwise be the subject of an indemnity claim, each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Notes or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) that by the terms of the preceding paragraphs of this Section 8 could otherwise be the subject of an indemnity claim, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchaser on the other shall be deemed to be in the same proportion as the total proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Initial Purchaser. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Initial Purchaser, the parties' relative intents, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances. The Company and the Initial Purchaser agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to above in this paragraph (d). Notwithstanding any other provision of this paragraph (d), the Initial
Purchaser shall not be obligated to make contributions hereunder that in the aggregate exceed the total offering price of the Notes purchased by the Initial Purchaser under this Agreement, less the aggregate amount of any damages that the Initial Purchaser has otherwise been required to pay in respect of the same or any substantially similar claim, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Initial Purchaser, and each director, officer, employee and agent of the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company.

       9. Survival. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company and the Initial Purchaser set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, any of its officers or directors, the Initial Purchaser or any controlling person referred to in Section 8 hereof and (ii) delivery of and payment for the Notes. The respective agreements, covenants, indemnities and other statements set forth in Sections 6 and 8 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

       10.     Termination.

       (a) This Agreement may be terminated with respect to the Notes in the sole discretion of the Initial Purchaser by notice to the Company given prior to the Closing Date in the event that the Company shall have failed, refused or been unable to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior thereto or, if at or prior to the Closing Date,

               (i) the Company or any of its subsidiaries shall have, in the sole judgment of the Initial Purchaser, sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding or there shall have been any material adverse change, or any development involving a prospective material adverse change (including without limitation a change in management or control of the Company), in the business, condition (financial or otherwise), results of operations, prospects, assets, properties or management of the Company and its subsidiaries, taken as a whole, except in each case as described in or contemplated by the Offering Memorandum (exclusive of any amendment or supplement thereto);

               (ii) on or after the date hereof, there shall have occurred any downgrading in the rating of the Notes or of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of the Notes or of any debt securities of the Company other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating;

               (iii) trading in securities generally on the New York Stock Exchange or the Nasdaq National Market shall have been suspended or minimum or maximum prices shall have been established;

               (iv) a banking moratorium shall have been declared by New York authorities; or

               (v) there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or (C) any other calamity or crisis or material adverse change in general economic, political or financial conditions having an effect on the United States financial markets that, in the sole judgment of the Initial Purchaser, makes it impractical or inadvisable to proceed with the offering or the delivery of the Notes as contemplated by the Offering Memorandum, as amended as of the date hereof.

       (b) Termination of this Agreement pursuant to this Section 10 shall be without liability of any party to any other party except as provided in
Section 9 hereof.

       11. Information Supplied by Initial Purchaser. The statements set forth in the last paragraph on the front cover page and in the third and tenth paragraphs under the heading "Plan of Distribution" in the Preliminary Offering Memorandum or the Offering Memorandum constitute the only information furnished by the Initial Purchaser to the Company for the purposes of Sections 2(a) and 8 hereof. The Initial Purchaser confirms that such statements are correct.

       12. Notices. All communications hereunder shall be in writing and, if sent to the Initial Purchaser, shall be delivered or sent by mail, telex or facsimile transmission and confirmed in writing to Prudential Securities Incorporated, One New York Plaza New York, NY 10292 Attention: High Yield Finance Group; and if sent to the Company, shall be delivered or sent by mail, telex or facsimile transmission and confirmed in writing to the Company at 4902 West Waters Avenue, Tampa, Florida 33634-1302, Attention: Chief Financial Officer.

       13. Successors. This Agreement shall inure to the benefit of and shall be binding upon the Initial Purchaser, the Company and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Company contained in Section 8 of this Agreement shall also be for the benefit of any person or persons who control the Initial Purchaser within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act and (ii) the indemnities of the Initial Purchaser contained in Section 8 of this Agreement shall also be for the benefit of the directors, officers, employees and agents of the Company and any person or persons who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act. No purchaser of Notes from the Initial Purchaser shall be deemed a successor because of such purchase.

       14. Applicable Law. The validity and interpretation of this Agreement, and the terms and conditions set forth herein, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any provisions relating to conflicts of laws.

       15. Consent to Jurisdiction and Service of Process. All judicial proceedings arising out of or relating to this Agreement may be brought in any state or federal court of competent jurisdiction in the State of New York, and by execution and delivery of this Agreement, the Company accepts for itself and in connection with its properties, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts and waives any defense of forum non convenience and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. The Company designates and appoints CT Corporation, and such other persons as may hereafter by selected by the Company irrevocably agreeing in writing to so serve, as its agent to receive on its behalf service of all process in any such proceedings in any such court, such service being hereby acknowledged by the Company to be effective and binding service in every respect. A copy of any such process so served shall be mailed by registered mail to the Company at the address provided in Section 12 hereof; provided, however, that, unless otherwise provided by applicable law, any failure to mail such copy shall not affect the validity of service of such process. If any agent appointed by the Company refuses to accept service, the Company hereby agrees that service of process sufficient for personal jurisdiction in any action against the Company in the State of New York may be made by registered or certified mail, return receipt requested, to the Company at its address provided in Section 12 hereof, and the Company hereby acknowledges that such service shall be effective and binding in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of the Initial Purchaser to bring proceedings against the Company in the courts of any other jurisdiction.

       16. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute an agreement binding the Company, and the Initial Purchaser.


                                Very truly yours,

                                TROPICAL SPORTSWEAR
                                 INT'L CORPORATION


                                By:  /s/ N. Larry McPherson
                                   -------------------------------------------
                                    Name:  N. Larry McPherson
                                    Title: Executive Vice President -- Finance
                                            and Operations and Treasurer







The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

PRUDENTIAL SECURITIES INCORPORATED



By:        /s/ Christopher Barber
   ---------------------------------
      Christopher Barber
           Managing Director

                                   SCHEDULE I

                             SUBSIDIARY GUARANTORS


Name                                            State of Incorporation
----                                            ----------------------
Savane International Corp.                               Texas

Apparel Network Corporation                             Florida

Tropical Sportswear Company, Inc.                      Delaware



                                       1